Exhibit 99.1

Park City Group Reports Third Quarter Financial Results
Quarterly Results Exceed Guidance

PARK CITY, UT – MAY 26, 2009 – Park City Group, Inc. (OTC BB: PCYG), a developer of patented, innovative retail supply chain solutions and services, today announced its financial results for the three months ended March 31, 2009.  The operating results include the combined results of both Park City Group and Prescient Applied Intelligence, Inc. as a result of the completion of the merger of Prescient and Park City Group on January 13, 2009.

Third Quarter Highlights:

•	Revenue increased 118% to $2.503 million, from $1.149 million in the comparable quarter in 2008;
•	Adjusted earnings before interest, taxes, depreciation and amortization increased 150% to $213,000 compared to $(422,000) in 2008;
•	Integration of Prescient and Park City Group is successfully completed; and
•	Collaborative sales and marketing efforts are yielding positive and tangible early results

The Company reported total revenue of $2,503,115 for the fiscal quarter ended March 31, 2009, compared with $1,149,521 for the fiscal quarter ended March 31, 2008.  Total revenue in the comparable quarter in 2008 included a $700,000 license sale that did not occur in the quarter ended March 31, 2009.  Operating expenses for the fiscal quarter ended March 31, 2009 were $4,081,883 compared with $1,743,424 for the quarter ended March 31, 2008.  Operating expenses in the most recent quarter include a $1,457,383 non-cash charge related to impairment of capitalized software acquired in connection with acquisition of Prescient, as well as approximately $75,800 in non-recurring costs incurred in connection with the consummation of the merger.  Operating expenses are anticipated to substantially decline as a percentage of revenue as a result of cost reduction measures initiated during the quarter.

Adjusted for the non-recurring costs and charges incurred in connection with consummation of merger, including the impairment charge to capitalized software, consolidated earnings before interest, taxes, depreciation and amortization, (“EBITDA”) increased approximately 150% to $213,000 in the quarter ended March 31, 2009 compared with consolidated EBITDA of $(422,000) in 2008. Including the impairment charge to capitalized software, and interest, taxes, depreciation and amortization, net loss for the quarter ended March 31, 2009 was $2,035,944, or $(0.21) per common share, compared with a net loss of $289,610 in the quarter ended March 31, 2008, or $(0.03) per common share.

“The combined results from Park City and Prescient reported in the recently completed quarter are solid indicators that the anticipated benefits resulting from the consummation of the merger have been achieved.    The financial results actually exceeded our guidance provided in our last quarterly conference call, and are a positive reflection of our ability to successfully integrate the operations,” said Randall K. Fields, Park City Group’s Chairman and CEO. “The early results from our collaborative sales and marketing efforts, together with the operational efficiencies gained during the quarter, position the combined company to further increase sales and realize our objective of achieving profitability.”

EBITDA is calculated as net income before deducting interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of actual cash flow because it does not consider changes in assets and liabilities that may impact cash balances, the Company’s management reviews these non-GAAP financial measures internally to evaluate the Company’s performance and manage the operations. Additionally, the Company believes it is a useful metric to evaluate operating performance and has therefore included such measures in the reporting of operating results.

Conference Call
The Company will host a conference call Tuesday, May 26, 2009 at 4:30 P.M. EDT to discuss third quarter 2009 financial results.

Shareholders and other interested parties may participate in the conference call by dialing (877) 407-9205 or (International) (201) 689-8054 a few minutes before 4:30 P.M. EDT on the 26th.  The call is being webcast by Vcall and can be accessed at www.InvestorCalendar.com

The webcast will be available for replay through August 25th 2009.  A replay of the conference call will be accessible until June 25th 2009 by dialing 877-660-6853 and entering the Account # 286 and the Conference ID # 323866.

About Park City Group
Park City Group is a trusted business solutions and services provider that enables retailers and suppliers to work collaboratively as strategic partners to reduce out-of-stocks, shrink, inventory and labor while improving profits, efficiencies, and customer service. Our innovative solutions provide trading partners a common platform on which they can capture, manage, analyze and share critical data, bringing greater visibility throughout the supply chain, and giving them the power to make better and more informed decisions. For more information, go to www.parkcitygroup.com.

Park City Group recently acquired Prescient Applied Intelligence, click here to read more.

Forward-Looking Statement
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc.  (“Park City Group”) are intended to identify such forward-looking statements.  Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur.  These projections are subject to change and could differ materially from final reported results.  For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-KSB for the fiscal year ended June 30, 2008, its quarterly report on Form 10-Q for the quarter ended March 31, 2009, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

PR Contact: Courtney Behrens, Park City Group 610.719.1600 x332 cbehrens@prescient.com	IR Contact: Terri MacInnis, Bibicoff & MacInnis, Inc. 818.379.8500 terri@bibimac.com

 - Continued -

PARK CITY GROUP, INC.
Consolidated Condensed Statements of Operations (Unaudited)
For the Three and Nine Months Ended March 31, 2009 and 2008

	Three Months Ended March 31,		Nine Months Ended March 31,
Park City Group, Inc. & Subs (Unaudited)	FY 2009	FY 2008	FY 2009	FY 2008

Revenues:
Subscriptions	$1,372,127	$36,750	$1,509,397	$156,694
Maintenance	676,176	378,470	1,264,494	1,138,978
Professional services	281,114	26,366	492,066	231,606
License fees	173,698	707,935	221,498	971,004

Total revenues	2,503,115	1,149,521	3,487,455	2,498,282

Operating expenses:
Cost of services and product support	1,293,332	618,380	2,329,098	1,779,530
Sales and marketing	445,677	467,284	978,681	1,469,130
General and administrative	646,994	522,312	1,570,836	1,726,381
Impairment of intangible assets	1,457,383	-	1,457,383	-
Depreciation and amortization	238,497	135,448	511,738	369,991

Total operating expenses	4,081,883	1,743,424	6,847,736	5,345,032

Income (Loss) from operations	(1,578,768)	(593,903)	(3,360,281)	(2,846,750)

Other income (expense):
Income from patent activities	-	400,000	-	600,000
Loss on equity method investment	-	-	(162,796)	-
Loss on disposal of assets		(295)	100	(295)
Interest (expense) income	(257,068)	2,876	(337,001)	39,930

Loss before income taxes	(1,835,836)	(191,322)	(3,859,978)	(2,207,115)

(Provision) benefit for income taxes	-	-	-	-

Net (loss) income	$(1,835,836)	$(191,322)	$(3,859,978)	$(2,207,115)

Dividends on preferred stock	$(200,108)	$(98,288)	$(528,182)	$(255,414)

Net loss applicable to common shareholders	$(2,035,944)	$(289,610)	$(4,388,160)	$(2,462,529)

Weighted average shares, basic	9,872,000	9,209,000	9,534,000	9,128,000
Basic (loss) income per share	$(0.21)	$(0.03)	$(0.46)	$(0.27)

- Continued -

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In 000's)	FY 2009	FY 2008	FY 2009	FY 2008
Unaudited Statement of Operations
Net loss applicable to common shareholders	$(2,036)	$(290)	$(4,388)	$(2,463)

Non-GAAP Adjustments:
Impairment of capitalized software	$1,457	$-	$1,457	$-
Impairment of goodwill	-	-	-	-
Depreciation and amortization	238	135	512	370
Bad debt expense	-	18	81	75
Stock issued for services and expenses	20	18	76	75
Income from patent activities	-	(400)	-	(600)
Gain (loss) on equity method investment	-	-	163	-
Interest income (expense)	257	(3)	337	(40)
Dividends on preferred stock	200	98	528	255
(b) Acquisition related costs	76	-	210	-
Adjusted Non-GAAP EBITDA	$213	$(422)	$(1,024)	$(2,327)

	Three Months Ended		Nine Months Ended
(In 000's)	March 31,		March 31,
Unaudited pro-forma combined condensed	FY 2009	FY 2008	FY 2009	FY 2008
Statement of Operations
Net loss applicable to common shareholders	$(2,036)	$(535)	$(6,916)	$(3,588)

Non-GAAP Adjustments:
Impairment of capitalized software	$1,457	$-	$1,457	$-
Impairment of goodwill	-	-	2,370	-
Depreciation and amortization	238	135	755	728
Bad debt expense	-	18	102	90
Stock issued for services and expenses	20	18	71	142
Income from patent activities	-	(400)	-	600
Interest income (expense)	257	(3)	415	(130)
Provision for income taxes	-	-	23	38
Dividends on preferred stock	200	98	1,537	1,961
(b) Acquisition related costs	76	-	210	-
(a) Adjusted Pro Forma EBITDA	$213	$(668)	$24	$(160)

(a) The unaudited pro-forma results of operations for the three and nine months ended March 31, 2009 and 2008 include the operating results of Prescient, and assumes Prescient had been acquired as of July 1, 2007.

(b) Acquisition related costs are certain costs that were incurred during the period that were not capitalized.  These costs include travel costs, rents incurred on vacant corporate facilities, training and costs to rebrand the combined Company.

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